[Letterhead of Goodwin Procter LLP]


July 3, 2001

As special counsel for TH Lee, Putnam Investment Trust (the
"Registrant"), we consent to the incorporation by reference of our opinion dated July 24, 2001 filed with Pre-effective amendment no. 2 to the Registrant's registration statement on Form N-2 (1933 Act registration no. 333-60760; 1940 Act file no. 811-10373).

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Goodwin Proctor LLP
-----------------------
Goodwin Proctor LLP